UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )
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Preliminary Proxy Statement
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Definitive Proxy Statement
☒         Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12
Vanguard Natural Resources, LLC

(Name of Registrant as Specified In Its Charter)

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VANGUARD NATURAL RESOURCES LLC
Level I Alternative Outreach Communications (AOC)
(Start of Campaign Script)

Vanguard Natural Resources LLC:

Hello, this is “NAME” with an important message to Unitholders of Vanguard Natural Resources, LLC. The Annual meeting of Unitholders of Vanguard Natural Resources, was adjourned from June 6, 2013 to be held on July 17h, 2013. With the required quorum for proposal 3 not being obtained, we are offering Unitholders the ability to cast their vote over the phone by pressing 1 to vote now.

There is no confidential information needed and will only take a few moments of your time. Please press 1 to vote, otherwise press 4. (Pause and listen 2 seconds)

If you have any questions about the Annual Meeting or your vote please press 2. (Pause and listen 2 seconds)

To repeat this message press 9 or for assistance press 2 to speak to a representative. To end this call press 5.
Thank you for your continued support as a partner and investor in VNR.

If you received this message on your answering machine you may contact us toll free at 1-800-330-4627 from 9:00 AM to 10:00 PM, Monday through Friday Eastern Standard Time.

ANSWERING MACHINE Script for AOC Campaign
Hello, this is NAME and I am calling on behalf of your investment with Vanguard Natural Resources LLC.

The Annual Meeting of Unitholders is scheduled to take place on July 17th, 2013 and our records indicate that your vote has not been registered.

To conveniently vote your shares by phone, please contact us at your earliest convenience at 1-800-330-4627 between the hours of 9:00AM and 10:00 PM Eastern time.

Your vote is very important and your time is greatly appreciated. Thank you for your continued support as a partner and investor in VNR. Have a good day.